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                                                                    EXHIBIT 23.1

                          PricewaterhouseCoopers LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated February 18, 1998, appearing on page 7 of Exhibit 99, "Financial Information," of the Annual Report on Form 10-K for the fiscal year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 12 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in the Prospectus.


                              PRICEWATERHOUSECOOPERS


Chicago, Illinois
July 9, 1998